Exhibit 2.1

HANCOCK PARK CORPORATE INCOME, INC.

PLAN OF SALE AND DISSOLUTION

1.
This Plan of Sale and Dissolution (the “Plan of Sale and Dissolution”) of Hancock Park Corporate Income, Inc., a Maryland corporation (the “Company”), has been approved by the Company’s Board of Directors (the “Board”) as being advisable and in the best interests of the Company and its stockholders. The Board has directed that the Plan of Sale and Dissolution, including the sale of all or substantially all of the Company’s assets, the Company’s complete wind down and liquidation, and the Company’s dissolution in accordance with, among others, §3-105(b)(1)-(2), §3-403(c), §3-404, §3-406, §3-408, §3-410 and §3-412 of the Maryland General Corporation Law (the “MGCL”) and the Company’s Articles of Amendment and Restatement (the “Charter”) be submitted for approval to the holders (the “Common Stockholders”) of the outstanding common stock, $0.001 par value per share (the “Common Stock”), of the Company. The Plan of Sale and Dissolution shall become effective upon approval of the Plan of Sale and Dissolution by the Common Stockholders holding a majority of all votes entitled to be cast on the matter. The date of the Common Stockholder approval is hereinafter referred to as the “Effective Date.”
2.
For U.S. federal income tax purposes: (i) the Plan of Sale and Dissolution is intended to accomplish the complete liquidation of the Company within the meaning of Sections 331 and 562 of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations thereunder; (ii) the Plan of Sale and Dissolution is intended to constitute a “plan of liquidation” for U.S. federal income tax purposes, including within the meaning of Section 562 of the Code and the regulations thereunder; and (iii) all distributions of the Company declared after the Effective Date are intended to be liquidating distributions made pursuant to the Plan of Sale for purposes of Sections 331 and 562 of the Code and the regulations thereunder. Within 30 days after the Effective Date, the proper officers of the Company shall file Form 966 with the Internal Revenue Service, together with a certified copy of the Plan of Sale and Dissolution, as advised and approved by the Board and approved by the Common Stockholders.
3.
Pursuant to the Plan of Sale and Dissolution, the Board shall authorize the Company to sell, convey, transfer and deliver or otherwise dispose of any or all of the assets of the Company in one or more transactions, and acting for itself or for any direct or indirect subsidiaries, in each case without further approval of the Common Stockholders. The Company shall be authorized to engage in the wind down of the Company’s business and affairs, discharging, paying or setting aside reserves for all Company liabilities, including, but not limited to, contingent liabilities and the liabilities of its subsidiaries, and distributing its assets to its Common Stockholders, all in accordance with the Charter and the Company’s First Amended and Restated Bylaws (collectively, the “Governing Documents”), and the Plan of Sale and Dissolution, if the Board so chooses, and make protective acquisitions or advances with respect to the Company’s assets.
4.
The appropriate officers of the Company shall take all actions as may be necessary or appropriate to marshal the assets of the Company and convert the same, in whole or in parts, into cash or other form as may be distributed to the Common Stockholders.
5.
If approved by the stockholders of the Company, the Company will withdraw its election to be regulated as a business development company (“BDC’) before dissolution. The Company shall file Form N-54C with the U.S. Securities and Exchange Commission (the “SEC”) to withdraw its election as a BDC. When the Company withdraws its BDC election or it no longer qualifies as a BDC, it may qualify as an investment company under the Investment Company Act of 1940, as amended. If the Company qualifies as an investment company, it will convert to a liquidating trust and operate pursuant to applicable SEC guidance such that the Company would not be required to register as an investment company under the 1940 Act.
6.
The Company shall: (i) pay, or make reasonable provision to pay, all claims and obligations of the Company and its subsidiaries, including all contingent, conditional or contractual claims known to the Company and its subsidiaries; and (ii) make all provisions that are reasonably likely to be sufficient to provide compensation for any claim against the Company or its subsidiaries in connection with any pending action, suit or proceeding to which any of the Company or its subsidiaries is a party. All claims shall be paid in full (except to the extent a lesser amount is agreed upon between the Company and its subsidiaries on the one hand and the applicable creditor on the other hand). The Company is authorized, but not required, to establish one or more reserve funds, in a reasonable amount and as may be deemed advisable, to meet known liabilities and liquidating expenses and estimated, unascertained or contingent liabilities and expenses. Creation of a reserve fund may be accomplished by a recording in the Company’s accounting ledgers of any accounting or bookkeeping entry which indicates the allocation of funds so set aside for payment. The Company is also authorized, but not required, to create a reserve fund by placing cash or other property in escrow with an escrow agent for a specified term together with payment instructions. Any undistributed amounts remaining in such an escrowed reserve fund at the end of its term shall be returned to the Company or such other successor-in-interest to the Company as may then exist or, if no such entity is then in existence, shall be delivered to the unclaimed property division of the Maryland State Comptroller’s office. The Company may also create a reserve fund by any other reasonable means.
7.
Subject to Section 9 below and the Governing Documents, the liquidating distributions contemplated by the Plan of Sale and Dissolution shall be in complete liquidation of the Company and, following the dissolution and termination of the Company, any certificates evidencing the issued and outstanding Common Stock shall thereupon be canceled. The Board shall make such provisions as it deems appropriate regarding the cancellations, in connection with the making of liquidating distributions hereunder, of certificates evidencing the Common Stock outstanding.
8.
Upon the complete distribution of all assets of the Company to the Common Stockholders and the dissolution and termination of the Company, all Common Stock will be canceled and no longer deemed outstanding and all rights of the holders thereof as stockholders of the Company shall cease and terminate.
9.
In order to enable the Company to terminate its obligation to file quarterly reports and audited annual financial statements with the SEC, the Board may cause the Company to make the final distribution to Stockholders as a distribution in a trust (the “Liquidating Trust”) subject to compliance with all applicable SEC rules and guidance, at such time as the Board deems appropriate in its discretion, substantially as follows:
(a)
The Company may create the Liquidating Trust under statutory or common law of Maryland or such other jurisdiction as the Board deems advisable and may transfer and assign to the Liquidating Trust all or substantially all of the remaining assets of the Company or its subsidiaries of every sort whatsoever, including its unsold assets, claims, contingent claims and causes of action, subject to all of their unsatisfied debts, liabilities and expenses, contingent or otherwise. From and after the date of such transfer and assignment of assets (subject to liabilities) to the Liquidating Trust, the Company shall have no interest of any character in and to any such assets and all of such assets shall thereafter be held by the Liquidating Trust.
(b)
Simultaneously with such transfer and assignment to the Liquidating Trust, certificates evidencing Common Stock will be deemed to represent ownership in the Liquidating Trust, each share of Common Stock shall automatically and without any need for notice or presentment of a certificate be deemed to hold corresponding shares of common beneficial interest in the Liquidating Trust. Such deemed distribution of shares of common beneficial interest shall constitute the final distribution of all of the assets of the Company to the Common Stockholders under this Plan of Sale and Dissolution.
(c)
The Liquidating Trust shall be constituted pursuant to a liquidating trust agreement or other instrument governing the Liquidating Trust (the “Liquidating Trust Agreement”), in such form as attached to this Plan of Sale and Dissolution and contain such terms and conditions as the Board may approve in its discretion. Without limiting the generality of the foregoing, the Liquidating Trust Agreement shall provide: (i) that shares of common beneficial interest in the Liquidating Trust shall not be transferable (except by will, intestate succession or operation of law); (ii) that the Liquidating Trust will have a finite life and will terminate upon the earlier of the complete distribution of the trust corpus or a specified number of years from the date that the Trust’s assets were first transferred to it, subject to extensions of determinate duration; and (iii) that the Liquidating Trust may disclose annual financial statements, which need not be audited, to holders of its beneficial interests (which statements, if prepared and distributed, shall be filed under cover of an Annual Report on Form 10-K under the Company’s SEC file number to the extent the Liquidating Trust is eligible to do so) but need not prepare or distribute any quarterly financial statements.
(d)
The initial trustees of the Liquidating Trust shall be designated by the Board.
(e)
Approval of this Plan of Sale and Dissolution shall constitute the approval by the Common Stockholders of the transfer and assignment to the Liquidating Trust, the form and substance of the Liquidating Trust Agreement, as approved by the Board and the appointment of trustees designated by the Board.
10.
In the event that: (i) the Board determines it is necessary or advisable in order to enable the Company to terminate its obligation to file quarterly reports and audited annual financial statements with the SEC; or (ii) the Board determines in its discretion that it is otherwise advisable or appropriate to do so, the Board may, instead of terminating the existence of the Company by voluntary dissolution and termination under the MGCL and the Governing Documents, but nonetheless in furtherance of the liquidation of the Company, cause the Company to convert, merge, consolidate or otherwise, to a newly formed limited liability company, a partnership, a limited partnership, or a business trust (a “Liquidating Entity”) or with a third-party acquiring entity, which entity could be a partnership, limited partnership, limited liability company, trust or any other type of entity and would not be deemed an Liquidating Entity hereunder in accordance with Maryland law, at such time as the Board deems appropriate in its discretion, substantially as follows:
(a)
The Liquidating Entity shall be organized under the laws of Maryland, the laws of the United States, another state of the United States, a territory, possession or district of the United States or a foreign country.
(b)
The Board shall, in its discretion, determine the effective time for the conversion of the Company, and shall file, or cause to be filed, for record with the State Department of Assessments and Taxation of Maryland (the “SDAT”) appropriate articles (“Articles”) providing for such effective date and otherwise complying with Maryland law and other applicable law and shall file with the SDAT and other governmental authorities such other filings and documents as shall be necessary or appropriate to effect the conversion.
(c)
Upon the effective time of the conversion of the Company, the shares of Common Stock shall be automatically converted into or exchanged for corresponding ownership or beneficial interests in the Liquidating Entity. Such conversion shall have the effects provided for under applicable Maryland or other applicable law.
(d)
The Liquidating Entity shall be constituted pursuant to articles of organization, certificate of limited partnership, a certificate of trust, a limited liability company agreement, or other instrument or instruments governing the Liquidating Entity (the “Organizational Documents”) in such form and contain such terms and conditions as the Board may approve in its discretion. Without limiting the generality of the foregoing, the Organizational Documents shall provide: (i) that ownership or shares of beneficial interests in the Liquidating Entity shall not be transferable (except by will, intestate succession or operation of law); (ii) that ownership or shares of beneficial interests in the Liquidating Entity will not be represented by certificates; (iii) that the Liquidating Entity will have a finite life and will terminate upon the earlier of the complete distribution of the assets of the Liquidating Entity or a specified number of years from the date of the conversion, subject to extensions of determinate duration; and (iv) that the Liquidating Entity may disclose annual financial statements, which need not be audited, to holders of its ownership or beneficial interests (which statements, if prepared and distributed, shall be filed under cover of an Annual Report on Form 10-K under the Company’s SEC file number to the extent the Liquidating Entity is eligible to do so) but need not prepare or distribute any quarterly financial statements.
(e)
The Articles and/or the Organizational Documents shall include provisions reasonably necessary to provide that this Plan of Sale and Dissolution shall be substantially applicable to the Liquidating Entity.

(f)
The initial directors, managers, trustees or similar members of the governing body of the Liquidating Entity shall be designated by the Board.
(g)
Approval of this Plan of Sale and Dissolution shall constitute the approval by the Common Stockholders of the conversion of the Company to the Liquidating Entity, the form and substance of the Organizational Documents of the Liquidating Entity, as approved by the Board and the appointment of directors, managers, trustees or similar members of the governing body of the Liquidating Entity designated by the Board.
11.
Upon assignment and conveyance of the assets of the Company to the Common Stockholders, in complete liquidation of the Company, and the taking of all actions required under the law of the State of Maryland in connection with the Plan of Sale and Dissolution, the proper officers of the Company shall execute and cause to be filed with the SDAT, including the preparation and filing of a notice of the effective date of the dissolution (“Notice of Dissolution”), and elsewhere as may be required or deemed appropriate, such documents as may be required to dissolve the Company and terminate its existence. Upon the dissolution, the Company’s existence shall continue solely for the purpose of paying, satisfying and discharging any existing debts or obligations, collecting and distributing its assets and doing all other acts required to liquidate and wind down its business and affairs. During the period of the Company’s continued existence, the Board shall have the powers described in the Governing Documents.
12.
Immediately prior to the transfer of the assets of the Company to the Common Stockholders, or at such other time as the Board deems appropriate, the Board and proper officers of the Company are authorized to cause the Company to file a Form 15 (or take other appropriate action) to deregister the Common Stock under the Securities Exchange Act of 1934, as amended.
13.
The Board and the officers of the Company as the Board may direct, are hereby authorized to interpret the provisions of the Plan of Sale and Dissolution and are hereby authorized and directed to take any further actions, to execute any agreements, conveyances, assignments, transfers, certificates and other documents, as may in their judgment be necessary or desirable in order to wind down expeditiously the affairs of the Company and its subsidiaries and complete the Plan of Sale and Dissolution thereof, including, without limitation: (i) the execution of any checks, contracts, deeds, assignments, notices or other instruments necessary or appropriate to sell or otherwise dispose of, any and all property of the Company and its subsidiaries whether real or personal, tangible or intangible; (ii) the appointment of other persons to carry out any aspect of this Plan of Sale and Dissolution; (iii) the temporary investment of funds in any medium as the Board may deem appropriate; (iv) the entering into of agreements with, or modifying or amending existing agreements with any advisor, agent, employee, officer, trustee or representative of the Company and its subsidiaries; and (v) the modification of the Plan of Sale and Dissolution as may be necessary to implement the Plan of Sale and Dissolution. The death, resignation or other disability of any director or officer of the Company shall not impair the authority of the surviving or remaining directors or officers of the Company (or any persons appointed as substitutes therefor) to exercise any of the powers provided for in this Plan of Sale and Dissolution. Upon the death, resignation or other disability, the surviving or remaining directors shall have the authority to fill the vacancy or vacancies so created, but the failure to fill the vacancy or vacancies shall not impair the authority of the surviving or remaining trustees or officers to exercise any of the powers provided for in this Plan of Sale and Dissolution.
14.
The validity, interpretation and performance of the Plan of Sale and Dissolution shall be controlled by and construed under the laws of the State of Maryland.
15.
Until the filing of the Notice of Dissolution with the SDAT, the Board may terminate the Plan of Sale and Dissolution without approval by the Common Stockholders if it determines that such action would be advisable and in the best interests of the Company. Notwithstanding approval of Plan of Sale and Dissolution by the Common Stockholders, until the filing of the Notice of Dissolution with the SDAT, the Board may modify or amend the Plan of Sale and Dissolution without further action by the Common Stockholders if it determines that such action would be advisable and in the best interests of the Company.

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